StimCell Energetics Provides Sneak Peek at eBalance Redesign Progress and Announces Shares for Debt Transaction and the engagement of Independent Investor Relations Consultant

Vancouver, BC – March 26, 2025 – StimCell Energetics Inc. (OTC PINK: STME) (“StimCell” or the “Company”), a biotech pioneer targeting cellular energy to enhance wellness, anti-aging, and longevity, is pleased to provide a progress report on the redesign of its flagship eBalance® microcurrent therapeutic device.  StimCell also announced the settlement of outstanding indebtedness owed to an arms-length third party for shares of its common stock and the engagement of a third party investor relations provider.

Next-Generation eBalance®: Smaller, Smarter, and Consumer Oriented

StimCell Energetics is excited to offer a sneak peek at v.1 of the redesigned eBalance® microcurrent therapy device, now tailored specifically for home users. The updated eBalance® promises a smaller, more compact form factor than the original, with operation streamlined through a custom iOS/Android app that will be available on mobile and tablet devices. This app will deliver personalized health information, track each treatment session, and support multiple profiles for family members. It will also track biofeedback from the device and store treatment data for future reference. This early look at the revamped eBalance® highlights StimCell’s commitment to bringing cutting-edge, user-friendly wellness technology into homes everywhere.

eBalance® prototype

eBalance® is unique in the microcurrent therapy market in that it is the only preventative therapeutic device designed as a lifestyle treatment to be implemented two to three times per week for fifteen minutes per session.

“We’re thrilled to bring a more intuitive and consumer-oriented version of eBalance® to market,” said David Jeffs, CEO of StimCell Energetics. “By combining cutting-edge microcurrent technology with smart app integration, we’re empowering users to take charge of their health from the comfort of home.”

Debt Settlement Enhances Financial Stability

In a move to strengthen its balance sheet, StimCell has settled $15,000 in outstanding debt through the issuance of 75,000 shares of the Company’s common stock (the “Debt Settlement”). This transaction, completed at a deemed price of $0.20 per share, reflects the Company’s commitment to improving its financial position and creating value for shareholders.

Strategic Partnership with Rain Communications

StimCell has engaged Rain Communications Inc., a premier investor relations and public relations firm based in Vancouver, British Columbia, to provide comprehensive services for an eight-month term commencing on March 18, 2025.  Rain Communications will endeavor to increase awareness of StimCell, its eBalance® product, and its securities. Services will include the creation and distribution of marketing materials, as well as potential paid advertising campaigns, aimed at amplifying the Company’s visibility among investors and consumers alike.  Rain Communications is an independent service provider and, except as disclosed below, does not directly or indirectly have an interest in the securities of the Company.

“Partnering with Rain Communications marks a pivotal step in sharing our vision with a broader audience,” noted Mr. Jeffs.  “Rain’s expertise will help us highlight the transformative potential of eBalance® and drive long-term growth.”

Under the agreement, Rain Communications will receive 125,000 shares in the Company’s common stock per month for services rendered at a deemed price of $0.20 per share.

The shares of common stock to be issued in connection with the Debt Settlement and to Rain Communications are being issued pursuant to exemptions from the prospectus requirements of applicable Canadian securities laws and will be subject to a four-month hold period from the date of issuance.  Such shares may note be traded in or from any jurisdiction in Canada except in compliance with the conditions set forth in Canadian Multilateral Instrument 51-105 Issuers Quoted in the U.S. Over-the-Counter Markets.  Such shares are also being issued pursuant to exemptions from the registration requirements of the United States Securities Act of 1933 (the “1933 Act”), as amended and applicable state securities laws.   Such shares may not be offered or sold except pursuant to an effective registration statement under the 1933 Act and applicable state securities laws or pursuant to an available exemption from the registration requirements thereof.

About StimCell Energetics Inc.

StimCell Energetics Inc. is a biotech company focused on the discovery, development and commercialization of therapeutic and non-therapeutic products that enhance cellular function, promote general wellness and alleviate health complications including, but not limited to: aging, insulin sensitivity, high blood pressure, neuropathy and kidney function. The Company’s main focus is on continued research and development of its eBalance® Technology and its eBalance® Home System.

On behalf of the Board of Directors of StimCell Energetics Inc.

David Jeffs

CEO, Director

For further information:

info@stimcell.com

www.StimCell.com.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects”, “intends”, “estimates”, “projects”, “anticipates”, “believes”, “could”, and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company’s Quarterly, Annual and Current Reports filed with the United States Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company’s forward-looking statements. Except as required by law, StimCell Energetics Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that StimCell Energetics Inc. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.